1. Supplementary Materials with Respect to Shareholder Advisory Vote to Approve the Company’s Executive Compensation April 20, 2012 Exhibit 99.1

Overview
At the Annual Meeting of Stockholders of Tower Group, Inc. (“Tower” or the “Company”) on
May 3, 2012, Tower’s stockholders will vote on an advisory basis on the Company’s executive compensation as described in the Proxy Statement.
At last year’s Annual Meeting of Stockholders, more than 95% of the shares were cast in support of the Company’s executive compensation programs and policies.
This year, ISS Proxy Advisory Services (“ISS”) has recommended an advisory vote against the Company’s executive compensation.
Within the following pages:
• The key elements and approach of Tower’s executive compensation program are quantified, and
• We will detail our performance against our peers and the criteria we believe should be used to determine management performance and compensation.

Key Elements of Tower’s Executive Compensation Program
Tower’s approach to employee compensation is based on its pay-for-performance philosophy.
As described in the Company’s Proxy Statement, the key elements of compensation for each Named Executive Officer are base salary, annual bonus, stock-based incentives and retirement and other benefits.
The annual bonus and stock-based incentive are determined based primarily on the extent to which the Company achieves targets in four performance metrics:
• Adjusted operating return on equity
• Gross premiums written and produced
• Combined ratio, and
• Growth in diluted book value per share
For 2011, the target metrics and actual results were as follows:
LOW MID HIGH MAX ACTUAL
Operating ROE 6.8% 8.6% 10.7% 12.8% 5.4%
GPW and Produced 1.377 1.53 1.8 2.16 1.811
Combined Ratio 99.1% 97.1% 94.1% 91.7% 100.1%
Growth DBVPS 4.5% 5.7% 7.2% 8.7% 5.1%
2011 Bonus Targets and Actual Results Achieved

Key Elements of Tower’s Executive Compensation Program
The process for determining executive compensation includes an assessment of the performance of the Company and each Named Executive Officer and a comparison of compensation for executives at peer companies.
• For determining 2011 compensation, the Committee defined this peer group as the set of 14 publicly traded comparable property and casualty insurance companies listed below.
• This list was selected after discussion with an executive compensation consulting firm and management.

2011 Results Under Tower’s Executive Compensation Program
As can be seen by the chart below, Tower’s executive compensation program worked as it should in 2011.
Tower’s CEO compensation was substantially reduced to reflect the Company’s performance on the four performance metrics.
*The compensation data used above include long term incentive pay in performance year.  In contrast, the Summary Compensation
Table in the Proxy Statement includes long term compensation based on grant year.
-
1,000,000
2,000,000
3,000,000
4,000,000
5,000,000
6,000,000
2007 2008 2009 2010 2011
Total Compensation
*

Comparison of Tower 2011 Results to Peers
Despite the fact that the compensation of Tower’s Chief Executive Officer and other Named Executive Officers was reduced because the Company underperformed
on its metrics, the Company actually
outperformed
the peer
group selected by the Compensation Committee in adjusted operating return on equity and growth in book value per share.
*
DEFINED PEER GROUP
2011 OPERATING
RETURN ON
EQUITY
2011 BOOK VALUE
PER SHARE
GROWTH
ALLIED WORLD ASSURANCE CO 6.0 7.8
AMERICAN FINANCIAL GROUP INC 8.1 9.9
AMTRUST FINANCIAL SERVICES 22.1 23.2
ARCH CAPITAL GROUP LTD 6.6 6.8
ARGO GROUP INTERNATIONAL -6.1 -3.8
ASPEN INSURANCE HOLDINGS LTD -2.1 -1.2
AXIS CAPITAL HOLDINGS LTD -2.9 -3.3
ENDURANCE SPECIALTY HOLDINGS -4.9 -4.1
HANOVER INSURANCE GROUP INC 0.6 2.7
HCC INSURANCE HOLDINGS INC 7.8 10.3
MARKEL CORP 3.7 7.9
NAVIGATORS GROUP INC 3.8 9.3
SELECTIVE INSURANCE GROUP 1.7 2.2
VALIDUS HOLDINGS LTD 1.5 -2.1
Mean 3.3 4.7
Median 2.7 4.8
High 22.1 23.2
Low -6.1 -4.1
TWGP 5.4 5.1
Source: SNL financial for peers; BVPS used for peers;  Diluted BVPS used for Tower.

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300%
250%
200%
150%
100%
50%
0%
-50%
145%
42%
3%
10/1/2004
4/1/2005
10/1/2005
4/1/2006
10/1/2006
4/1/2007
10/1/2007
4/1/2008
10/1/2008
4/1/2009
10/1/2009
4/1/2010
10/1/2010
4/1/2011
10/1/2011
TWGP
SNL U.S. Insurance Underwriter
NASDAQ Composite

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TOWER GROUP

Comparison to ISS Methodology
ISS defines financial performance in terms of total shareholder return (“TSR”).  No weight has been given to profitability, growth of the business or return on equity.
• TSR can be skewed depending on the start date.  This happens in the case of Tower, as the following chart shows.
• Tower’s TSR results far outperform the indexes since its IPO.
Tower’s President and Chief Executive Officer, Michael Lee, owns 10% of Tower stock, so his interests are closely aligned with those of our shareholders.
Tower’s Compensation Committee does not support the TSR approach.
• The Committee believes that the use of any one metric is problematic, including the exclusive use of TSR.  Instead, the Committee relies primarily upon the four metrics previously described.

Comparison to ISS Methodology
The Committee believes that the four metrics outlined on page 2 of these materials provide a much more accurate picture of management’s performance than any one metric.
As stated on page 25 of the Proxy Statement:
The Committee believes that these four metrics collectively provide a comprehensive, accurate and appropriate measurement of the Company’s performance both during a given year and over a period of years. The
Company further believes that these four metrics provide a more reliable measurement of performance than would any single metric, including a single metric based on total shareholder return.

Comparison to ISS Peer Group
As seen in the following chart, the ISS peer group does not seem to take into account the nature, size or type of insurance written by Tower. In comparison,
Tower’s peer group is limited to property and casualty companies with characteristics that make each company reasonably comparable to Tower in terms of size, complexity and business mix.
Sector # of Companies
Tower's Peer Group P&C 14
P&C 18
Life 2
Title Insurance 1
Brokers 2
Runoff Company 1
Peer Group Comparison
ISS' Peer Group

Summary of Differences in Methodology and Approach
Metric
ISS Position The exclusive metric to measure management performance is total shareholder return.
Tower's Position
Performance should consider return on equity, premium growth, growth in book value and combined ratio.  The use of any one metric, including TSR, is less accurate and appropriate in measuring management’s performance than using the four metrics selected by the Compensation Committee.
Compensation
Measurement
ISS Position Appropriate to use Summary Compensation Table in Proxy Statement even though equity compensation included therein is actually related to the prior year.
Tower's Position
Performance year compensation is a better measurement than Summary
Compensation Table data. Also, 2011 compensation on the Table is higher because the cash bonus for 2010 performance was paid in equity and so is reflected in 2011 compensation.
Peer Group
ISS Position
Appropriate to use peer group which includes life insurers, runoff companies and brokers, as well as P&C companies regardless of size or market capitalization.
Tower's Position
Appropriate to use peer group solely composed of P&C companies of relatively similar size and business mix.